UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           October 19, 2012

            SAVEDAILY, INC.

Nevada	333-143039	20-8006878
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3020 Old Ranch Parkway, Suite 140

Seal Beach, California 90740

(Address of Principal Executive Offices)

(562) 795-7500

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement.

SaveDaily, Inc. (the “Company”), along with SaveDaily.com, Inc., a wholly-owned subsidiary of the Company, previously disclosed that on March 28, 2012 it entered into a financing agreement (the “Financing and Security Agreement”) with SaveDaily Partners, L.P., a Delaware limited partnership (the “Lender”), pursuant to which the Lender agreed to fund up to $3,000,000 of which an aggregate of $1,250,000 was funded as of April 13, 2012. The Financing and Security Agreement was subsequently replaced by a new financing agreement on June 27, 2012 (the “June Agreement”). The June Agreement between the Company and the Lender provides the Company with up to an additional $1,000,000 in funding ($4,000,000 in total versus $3,000,000 in the original Financing Agreement). The June agreement also adjusted the operating profit covenant to exclude expenses related to non-cash equity compensation.

Due to stronger than expected growth, the Company and Lender have agreed to modify the June Agreement. On October 17, 2012, the Company approved an Addendum to the June Agreement (the “Addendum”) pursuant to which the Lender will waive all covenants and interest from July 1, 2012 until January 1, 2014. Management believes that these modifications will give them the flexibility necessary to adequately prepare for growth in the number of accounts, partners, and assets under management. In addition, the Addendum amends the Lender’s conversion price to $0.25 per share, which was the price of the Company’s stock at the time the Addendum was executed.

The foregoing descriptions of the June Agreement and Addendum do not purport to be a complete statement of the agreements or of the parties’ rights and obligations under these agreements. The above descriptions are qualified in their entirety by reference to the June Agreement and Addendum.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company previously disclosed that on September 7, 2011, Melvin McGaughy (“McGaughy”) filed a complaint in United States District Court, Central District of California (the “McGaughy Lawsuit”) against Harry S. Dent, Jr. (“Dent”) for breach of personal guaranty and the Company agreed to pay the costs of Dent’s defense pursuant to the Company’s Bylaws. On July 23, 2012, Judge James V. Selna granted a Motion for Summary Judgment in favor of the Plaintiff in the total amount of $903,607.26, plus attorneys’ fees and costs, against Dent.

On October 17, 2012, pursuant to its Bylaws, the Company resolved to indemnify Dent for the judgment rendered in the McGaughy Lawsuit (the “Judgment”). Contemporaneously, SaveDaily Partners, L.P., a Delaware limited partnership, has agreed to provide the necessary funds to satisfy the Judgment through a securities purchase agreement of 7,325,000 shares of the Company’s common stock (“SPA”). The Company expects to pay the full Summary Judgment within 90 days, at which time the case will be closed and McGaughy will have no right to seek further claims related to this case. For further information about the SPA, please see the disclosures under Item 3.02 below, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On October 17, 2012, the Company agreed to enter into a securities purchase agreement (“SPA”) with SaveDaily Partners, L.P., pursuant to which the Company would receive $1,250,000 in exchange for 7,325,000 shares of the Company’s common stock. The SPA provides, in relevant part, that the proceeds are to be used exclusively to satisfy the Judgment in the McGaughy Litigation.

For further information about the McGhaughy Litigation, please see the disclosures under Item 2.03 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
None

Signatures

Pursuant to the requires of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

SAVEDAILY, INC.

By:	/s/ Jeff Mahony
Jeff Mahony Chief Executive Office

Dated: October 23, 2012